UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 15, 2008
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas (Address of principal executive offices)	76180 (Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On October 15, 2008, HealthMarkets, Inc. (the “Company”) announced the appointment of Anurag Chandra as the Company’s Executive Vice President and Chief Administrative Officer, effective immediately.
From 2006 to 2008, Mr. Chandra, 31, served as an executive of Aquiline Capital Partners LLC, a global financial services-focused private equity firm, where he sourced and led insurance, consumer finance and asset management transactions. Prior to that, Mr. Chandra served as Senior Vice President of Gartmore Global Investments, Inc. and as Vice President of Nationwide Financial Services, Inc. — financial services subsidiaries of Nationwide Mutual Insurance Company — from 2005 to 2006. Mr. Chandra served as Vice President, Operations of Bankers Life and Casualty Company, a subsidiary of Conseco, Inc., from 2002 to 2005. Earlier in his career, Mr. Chandra was a consultant in the insurance practice of McKinsey & Company.
(e) The Company entered into an employment agreement with Mr. Chandra dated October 15, 2008. The terms of the employment agreement include the following:
•	An initial employment term of three years commencing on October 13, 2008 (the “Effective Date”) that will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the agreement;

•	An annual base salary of at least $475,000;

•	For the Company’s 2008 fiscal year, eligibility for a target bonus opportunity of 100% of base salary and a maximum bonus opportunity of not less than 200% of base salary, pro-rated based on the annual bonus which otherwise would have been earned by Mr. Chandra for the 2008 fiscal year absent pro-ration, times a fraction, the numerator of which is the number of days in the fiscal year from and after October 1, 2008, and the denominator of which is 365;

•	For the Company’s 2009 fiscal year and following fiscal years that commence during the term of the employment agreement, eligibility for a target bonus opportunity of 100% of base salary and a maximum bonus opportunity of not less than 200% of base salary;

•	A sign-on bonus in the amount of $350,000 payable in January, 2009, subject to Mr. Chandra’s continued employment through such date. If Mr. Chandra’s employment is terminated by the Company for “Cause” (as defined in the employment agreement) or by Mr. Chandra without “Good Reason” (as defined in the employment agreement) prior to the 18-month anniversary of the Effective Date, in each case prior to a “Change of Control” (as defined in the employment agreement), Mr. Chandra will be required to repay a pro-rated portion of the sign-on bonus (less applicable taxes withheld for such bonus) based on the number of months Mr. Chandra was employed during such 18-month period. However, Mr. Chandra will not be required to repay any portion of the sign-on bonus upon a termination without “Good Reason” if the termination is the result of a failure to obtain or renew the necessary “Immigration Approval” (as defined in the employment agreement) after October 1, 2009, where Mr. Chandra has taken in good faith all reasonable actions to ensure obtainment or renewal of the “Immigration Approval” and as a result of such failure, Mr. Chandra is required to relocate outside of the United States (the “PIT Conditions”);
•	Eligibility for an initial long-term incentive award in the form of a restricted stock grant consisting of the number of shares of the Company’s Class A-1 Common Stock with a grant date value of $150,000 determined based on “Fair Market Value” (as defined in the employment agreement) on the date of grant. Subject to his continued employment with the Company (or certain qualifying termination of his employment), the award will vest in three equal installments on each of the first three anniversaries of the Effective Date;

•	With respect to the Company’s 2009 fiscal year and following fiscal years that commence during the term of the employment agreement, eligibility for an annual long-term incentive award with a target value of not less than $100,000. The long-term incentive award will be awarded in cash and become earned based on the achievement of performance targets, will be granted to him, subject to achieving such performance targets, after the completion of the applicable fiscal year and will vest in three equal annual installments on each of the first three anniversaries of the Effective Date occurring after the end of the applicable fiscal year performance period (for example, if the performance goals are met with respect to the Company’s 2009 fiscal year, he will be granted an award in January, 2010, which will vest in three equal annual installments in October, 2010, October, 2011 and October, 2012) and will become payable on the third anniversary of the Effective Date occurring after the applicable fiscal year performance period. His outstanding long-term incentive awards will vest in full upon a “Change of Control” and will, in certain cases, be paid to him upon such Change of Control;

•	Eligibility to participate in the Company’s equity and long-term incentive plans and programs as well as any employee benefit plans and perquisites programs provided from time to time to similarly situated employees; and

•	Standard executive relocation benefits and up to 30 days of temporary living expenses;
In addition, Mr. Chandra has agreed to purchase, by no later than January, 2009, $100,000 in common stock of the Company at a purchase price per share at the then “Fair Market Value” of a share. Subject to making this investment, Mr. Chandra will be granted an option to purchase 150,000 shares of the Company’s Class A-1 Common Stock pursuant to the Company’s 2006 Management Stock Option Plan and a separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2 to this Form 8-K. Fifty percent of Mr. Chandra’s options (the “Time-Based Options”) will vest 20% on the first anniversary of the Effective Date and quarterly thereafter over the next four years, and fifty percent of Mr. Chandra’s options (the “Performance-Based Options) will vest upon the achievement by Blackstone Management Associates IV L.L.C., DLJ Merchant Banking Partners IV, L.P. and GS Maverick Co. and their respective affiliates of certain return-based goals on their investments in the Company, in each case, subject to his continued employment through the vest date (subject to earlier vesting in the case of certain qualifying terminations). The initial exercise price of Mr. Chandra’s options is the “Fair Market Value” per share on the Effective Date, and the exercise price of 12,500 of his Time-Based Options and 12,500 of his Performance-Based Options will accrete at the rate of 10% per year (whether vested or unvested) from the Effective Date through the fifth anniversary of the Effective Date.
If Mr. Chandra’s employment is terminated by the Company without “Cause” (as defined in the employment agreement), or by Mr. Chandra for “Good Reason” (as defined in the employment agreement), subject to his execution and non-revocation of a release of claims, Mr. Chandra would be entitled to receive the following:
•	An amount equal to the sum of (i) one times his annual base salary in effect at the time of termination and (ii) one times the product of (A) the base salary in effect at the time of termination and (B) the target bonus percentage for the year of termination of employment, generally payable in equal installments over the one-year period following termination of employment in accordance with the Company’s regular payroll schedule;

•	if the termination occurs after the last day of the first quarter of any fiscal year, a pro-rata bonus, based upon the achievement of the applicable performance goals and the number of days Mr. Chandra was employed in the applicable performance period;

•	the Time-Based Options that would have vested if Mr. Chandra had remained employed through the first anniversary of the date of termination will vest on the date of termination and all vested Time-Based Options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of termination;

•	the Performance-Based Options will continue to remain outstanding and be eligible to vest until the first anniversary of the date of termination (and will vest if the performance targets are achieved during this time period) and, all vested Performance-Based Options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of vesting (if vesting occurs during the one-year look-forward period);

•	to the extent then unvested and unpaid, Mr. Chandra’s initial long-term incentive award will vest and be paid to him in accordance with its normal payment schedule, provided that in the event of a termination where the PIT Conditions have been satisfied as of the date of termination (i) the award will remain outstanding and eligible to vest during the “Comparable Non-U.S. Employment Offer Period” (as defined in the employment agreement), (ii) if a “Permissible Immigration Termination” (as defined in the employment agreement) occurs, the award will vest on the “Permissible Immigration Termination Date” (as defined in the employment agreement), if any, and (iii) if a “Permissible Immigration Termination” does not occur and Mr. Chandra has not accepted an offer to commence employment with Blackstone or one of its portfolio companies, the award shall be forfeited; and
•	12 months of continued health care benefit plans, except disability coverage.
If Mr. Chandra terminates his employment without “Good Reason” in connection with the commencement of employment with Blackstone or one of its portfolio companies, the initial long-term incentive award and any unvested annual long-term incentive awards shall vest on the date of termination but shall be paid at such time as such awards would otherwise have been paid had Mr. Chandra remained employed with the Company (provided that where the PIT Conditions have been satisfied as of the date of termination and Mr. Chandra has not yet accepted an offer to commence employment with Blackstone or one of its portfolio companies, any such award shall be treated in accordance with description in the fifth bullet point item above). In addition, if Mr. Chandra’s termination of employment without “Good Reason” occurs after the last day of the first quarter of any fiscal year and the PIT Conditions have been satisfied as of the date of termination, Mr. Chandra will be entitled to receive the pro-rata bonus described in the second bullet point item above.
In the event that Mr. Chandra becomes subject to any golden parachute excises taxes under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payments such that he is placed in the same after tax position as if no excise tax had been imposed, except that he will not receive the gross-up payment and the payments will be reduced if the aggregate payments that Mr. Chandra is entitled to receive exceeds by 10 percent or less the maximum amount he could receive without being subject to the excise tax.
While employed by the Company and for one year following his termination of employment, Mr. Chandra will be subject to certain non-competition and non-solicitation restrictions and will be subject to ongoing confidentiality restrictions. If Mr. Chandra breaches the non-compete, the non-solicitation or confidentiality covenants in the employment agreement, the Company will not be obligated to make additional payments of the cash severance or the pro-rata bonus described above and will not be obligated to provide him with any continued health care benefits and he will be required to pay back to the Company any cash severance amounts or pro-rata bonus amounts previously paid to him.
The foregoing summary is qualified in its entirety by reference to the employment agreement and the Nonqualified Stock Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of October 15, 2008, between HealthMarkets, Inc. and Anurag Chandra.

10.2	Nonqualified Stock Option Agreement, dated as of October 15, 2008, between HealthMarkets, Inc. and Anurag Chandra.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ Michael A. Colliflower
	Name:	Michael A. Colliflower
	Title:	Executive Vice President and General Counsel

Dated: October 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 15, 2008, between HealthMarkets, Inc. and Anurag Chandra.

10.2	Nonqualified Stock Option Agreement, dated as of October 15, 2008, between HealthMarkets, Inc. and Anurag Chandra.